Ex. 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY: AT FINANCIAL RELATIONS BOARD:

Brian J. Roney Chief Financial Officer (248) 358-1171 invrelations@npte.com	Leslie Loyet General Inquiries (312) 640-6672 lloyet@frbir.com

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 10, 2008

NORTH POINTE HOLDINGS CORPORATION STOCKHOLDERS APPROVE ACQUISITION BY QBE HOLDINGS, INC.

SOUTHFIELD, MI – April 10, 2008 – North Pointe Holdings Corporation (Nasdaq: NPTE) announced that the Company’s stockholders approved its merger agreement with QBE Holdings, Inc. (“QBE”) at a special meeting held today.

Based upon the preliminary tally of shares voted at a special meeting of its stockholders held today, 7,478,751 shares were voted at the meeting, representing 84.0% of North Pointe’s outstanding voting shares. Of the shares present and voting, a total of 7,478,329 or 84.0% of the outstanding voting shares, voted in favor of the adoption of the merger agreement.

The closing of the merger remains subject to the satisfaction or waiver of all closing conditions, including the receipt of all required regulatory approvals. North Pointe expects the transaction to be completed before the end of May 2008.

Following the closing of the merger, North Pointe’s stockholders will be entitled to receive $16.00 per share in cash, without interest, for each share of North Pointe common stock held.

About North Pointe Holdings Corporation

North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products.  With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.

About QBE Holdings, Inc.

QBE Holdings, Inc. is a subsidiary of Australia’s QBE Insurance Group Ltd, one of the top 25 insurers and reinsurers worldwide with $12.5 billion of annualized gross written premium. QBE Holdings, headquartered in New York, is a leading North and South American insurer and reinsurer. It conducts business through various property and casualty insurance subsidiaries in eight countries.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company has filed a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other documents filed by North Pointe Holdings Corporation at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan, 48034, telephone: (248) 358-1171, or on the Company’s website at www.npic.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement relating to the proposed Merger.

Safe Harbor Statement

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; risks associated with achieving the business integration objectives expected with the Capital City acquisition; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth

To learn more about North Pointe Holdings Corporation, please visit www.npte.com